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                                                                   EXHIBIT 10.41

                          TECHNOLOGY TRANSFER AGREEMENT


         This Technology Transfer Agreement (the "Agreement") is made as of the 19th day of December, 2003 is by and between Sam Communications, LLC, a Nevada limited liability company ("Seller"), with its principal place of business at 117 N. 4th Street #564, Las Vegas, NV 89101, and Simulations Plus, Inc., a California Corporation ("Buyer"), with its principal place of business at 1220
W. Avenue J, Lancaster, California 93534.


WITNESSETH

         WHEREAS, Seller owns all right, title, and interest in and to the Software Technology (as defined in Section 1 below), and the Hardware Technology (as defined in Section 1 below) the functional specifications for which are set forth in Exhibit "B" attached hereto;

         WHEREAS, Seller owns the Marks (as defined in Section 1 below), including, without limitation, "Say-it! SAM", and logo associated therewith;

         WHEREAS, Seller owns the Domain Names (as defined in Section 1 below) that use the Marks, including, without limitation, "sayitsam.com"; and

         WHEREAS, Buyer desires to purchase all rights, title, and interest of Seller in and to the Software Technology, Hardware Technology, the Marks and the Domain Names as well as ongoing support from Seller in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer, intending to be legally bound, hereby agree as follows:


         1.       DEFINITIONS

                  Say-it! SAM Software. "Say-it! SAM Software" means all speech output communication computer programs for personal digital assistants ("PDAs"), palmtop computers, tablet computers, notebook computers and desktop computers based on the Say-it! SAM software programs provided by Seller to Buyer for evaluation, and the support software, including, but not limited to the Installer and Layout Designer programs described in Exhibit B.

                  Software Technology. "Software Technology" means the Say-it! SAM Software, including all source codes for all computer platforms and operating systems and all intellectual property associated therewith developed by Seller and known as Say-it! SAM as currently embodied in the operating versions of such software provided by Seller to Buyer for evaluation, including such additional modifications listed in Exhibit A which Seller agrees to perform in a timely manner as part of this agreement, and all future enhancements to the Software Technology that may be developed by Seller pursuant hereto, with the consent of Buyer or pursuant to a separate written agreement between Buyer and Seller.

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                  Hardware Technology. "Hardware Technology" means the modified
PDA sleeve for all Compaq iPAQ PDAs that are compatible with the CompactFlash Expansion Pack for the iPAQ 3800, 3900, 5100 and 5500 series, including, but not limited to all circuitry, design, manufacturing know-how and related intellectual property that provides amplified sound output from a PDA running the Say-it! SAM software or other sound-generating software. Nothing in this Agreement shall preclude Buyer from developing its own hardware technology to replace the Hardware Technology being acquired from Seller.

                  Support: "Support" means the ongoing maintenance of the Software Technology to correct bugs or design flaws that may be discovered as the product is used in the field or through in-house testing by Buyer.

                  Purchased Assets. "Purchased Assets" means, collectively, the Software Technology, the Hardware Technology, the Marks and the Domain Names.

                  Marks. "Marks" means the trademarks, service marks, trade names, brand names, logos, slogans and trade references, in each case whether registered, under application or otherwise, owned by Seller that include the sequential letters "sayitsam", together with (i) any licenses with respect thereto; (ii) the goodwill and the business appurtenant thereto; (iii) any rights, claims or chose in action, related to or deriving from any of the foregoing; and (iv) any file histories, correspondence, application documents, search reports, documents concerning the prosecution history, enforcement or maintenance of rights, or restrictions on use, with respect to the trademarks, service marks, trade names, brand names, logos, slogans and trade references set forth in this Section, including without limitation any such documents with respect to applications or registrations abandoned on or before the Acceptance Date.

                  Development: "Development" means the addition of new functionality or features to the Software Technology that extend or enhance its utility and market appeal.

                  Domain Names. "Domain Names" means all Internet domain names registered to Seller that include the sequential letters "sayitsam", including, without limitation, "sayitsam.com." "Domain Names" shall also be deemed to include (i) all goodwill associated therewith and inhering therein, (ii) originals of all files, correspondence and other records relating to or reflecting Seller's registration of the Domain Names or any and all right and interest therein, (iii) all claims of Seller against any third parties relating to the Domain Names and all documentation and records relating to such claims,
(iv) any and all intellectual property and any other proprietary rights associated therewith existing at any time under the laws of any jurisdiction anywhere in the world, including, without limitation, any trademark, service mark, trade name, brand name and/or copyright rights relating thereto, all registration and pending applications to register such rights, together with all such rights inhering in or protecting names and marks derivative of or similar to the Domain Names and the right to register any of the foregoing anywhere in the world, and (v) any and all rights of Seller pertaining to the Domain Names arising under its agreements with any and all domain name registrars, including without limitation Network Solutions, Inc.

                  Acceptance Date. "Acceptance Date" means December 23, 2003.

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         2.       CONVEYANCE OF RIGHTS

                  Subject to the following terms and conditions, Seller, effective as of the Acceptance Date, hereby sells, transfers, and conveys to Buyer all rights and title to the Purchased Assets, free and clear of all claims, mortgages, pledges, liens, security interests, or other encumbrances of any character.

         3.       DELIVERY OF PHYSICAL OBJECTS & OTHER ACTIONS

                  a. Seller, on or before the Acceptance Date, shall deliver to Buyer (1) a master copy of the Software Technology in source code and executable form for each computer platform and operating system, which shall be in a human readable form suitable for copying; and (2) all system and user documentation pertaining to the Software Technology and Hardware Technology, including design or development specifications, technical papers, presentations, schematics, specialized manufacturing instructions, error reports, and related correspondence and memoranda. Seller shall retain a copy of the source code only for the purposes of performing software maintenance and development of enhancements under this Agreement.

                  b. Promptly following the date hereof, Seller shall, from time to time, take all steps reasonably requested by Buyer, and execute such documents as reasonably requested by Buyer, to promptly transfer the Domain Names from Seller to Buyer.

         4.       REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller hereby represents, warrants and covenants to Buyer on and as of the date hereof, unless stated to the contrary below, and on and as of the Acceptance Date as follows:

                  a. Seller is a limited liability company duly organized and in good standing under the laws of the State of Nevada. Seller has the power to own or lease its properties and to carry on its business in the places where such properties are now owned, leased or operated, and such business is now conducted.

                  b. Seller has all requisite power and authority, and has obtained the consents, approvals and authorizations necessary to enter into and perform this Agreement and consummate the transactions contemplated hereunder. All necessary notices, consents and actions by Seller (including any necessary notices, consents or actions of the members of Seller) have been obtained. This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable in accordance with its terms.

                  c. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, shall conflict with or result in a breach of or constitute or result in (a) a default under any of the terms, conditions or provisions of Seller's Articles of Organization or Operating Agreement, (b) a violation under any law, rule, or governmental regulation to which Seller is subject or result in a default under any judgment, order, injunction, ruling or decree of any court or governmental authority by which Seller is bound, or any regulation or ruling of any governmental body or authority, (c) the breach or default of any contract or agreement to which Seller is a party or by which it is bound or to which any of the Purchased Assets is subject (or result in the imposition of any lien or encumbrance upon any of the Purchased Assets); (d) the triggering of any rights of first refusal, preferential purchase, or similar rights; or (e) the creation or imposition of any lien, charge or encumbrance under any law, judgment, order or decree binding on Seller.

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                  d. Seller has, good and indefeasible title to all of the
Purchased Assets, free and clear of all claims, mortgages, pledges, liens, security interests, or other encumbrances of any character. The Software Technology and Hardware Technology was developed internally by Seller or acquired by Seller, and was not misappropriated from another. Upon delivery of the Purchased Assets, good and valid title to the Purchased Assets, free and clear of all mortgages, liens, claims, pledges, security interests or other encumbrances, will pass to Buyer.

                  e. There are no actions at law or in equity, or arbitration proceedings, or claims or investigations of which Seller has received notice, pending or to Seller's knowledge threatened, or state of facts existing, which gives Seller any reasonable basis to anticipate any such action, proceeding, claim or investigation. There are no proceedings, pending or to Seller's knowledge threatened, against Seller and related to the Purchased Assets by or before any governmental board, department, commission, bureau, instrumentality or agency, or state of facts existing which gives Seller any reasonable basis to anticipate any such proceeding; and Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding that has had, or that can be reasonably be expected to have, an adverse effect on the Purchased Assets or on its ability to enter into this Agreement.

                  f. All tax returns and reports of Seller required by law to have been filed have been duly filed, and all taxes due and owing with respect to the time periods for such returns, have been paid in full. There are no liens for any taxes upon any of the Purchased Assets. Seller is not a party to any pending action or proceeding, and to Seller's knowledge, there is no action or proceeding threatened by any government or authority that subjects or might subject Seller, or any of the Purchased Assets, to any claim or lien relating to the payment of taxes.

                  g. No representation or warranty made by Seller in this Agreement contains any untrue statements or a material fact or omits to state any material fact necessary to make the statements herein not misleading.

                  h. Seller has the complete and unrestricted power and the unqualified right to sell, transfer, convey, assign and deliver the Purchased Assets to Buyer.

                  i. Seller has no knowledge of any third-party asserting common law rights or any other rights to use in any of the Marks. Seller has not granted any license or other right to use or interest in the Software Technology or Hardware Technology to any third party.

                  j. Neither the use, manufacture, modification, copying, disposition, marketing, license, sublicense, sale, advertising, furnishing, distribution, performance, public display or intended use of any of the Purchased Assets infringes or misappropriates any intellectual property right of any other person. There is no pending, and to the knowledge of Seller, there is no threatened, claim, demand, or litigation contesting the validity, ownership or right of Buyer (or Seller) to use, possess, license, sublicense, copy, modify, make derivative works of, sell, distribute, perform, display publicly,


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market, advertise or dispose of any Purchased Assets, nor has Seller received any written notice asserting that any Purchased Assets or the proposed use, possession, license, sublicense, copying, modifying, making derivative works of, sale, distribution, performance, public display, marketing, advertising or disposition thereof conflicts or will conflict with the rights of any other party, nor, to Seller's knowledge, is there any reasonable basis for any such assertion. Seller has not received notice from any person claiming that any of the Purchased Assets or the use thereof constitutes unfair competition or trade practices under any law, including notice of a third party patent or other intellectual property rights from a potential licensor of such rights.

                  k. Without limiting the generality of any other representation contained herein, all personnel, including employees, agents, consultants, and contractors, who have at any time directly contributed to or participated in the conception and development of the Purchased Assets (i) have been employees of Seller, acting within the scope of their employment, or (ii) have been parties to a "works-made-for-hire" arrangement or agreement with such Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive, and original ownership of all tangible and intangible property and rights thereby arising, have executed appropriate instruments of assignment, in favor of Seller as assignee that have conveyed to Seller full, effective, and exclusive ownership of all tangible and intangible property and rights thereby arising.

                  l. On and after the Acceptance Date, other than pursuant to this Agreement, there are no and will be no royalties, honoraria, fees or other payments payable by Buyer to any third person by reason of the ownership, use, possession, license, sublicense, copying, modifying, making derivative works of, sale, distribute, performance, public display, marketing, advertising or disposition of any of the Purchased Assets by Buyer on or after the Acceptance Date, except an agreement with Possum Controls, LTD, the terms of which are described in Exhibit C.

                  m. No third party possesses any copy of any source code to any Software Technology. Seller has taken commercially reasonable actions to protect each item of Purchased Assets. The consummation of the transaction contemplated hereby will not result in Buyer being bound by any non-compete or other restriction on the operation of any business of Buyer or the granting by Buyer of any rights or licenses to any of the Purchased Assets. Seller has not disclosed the source code for any of the Purchased Assets or other confidential information constituting, embodied in or pertaining to the Purchased Assets to any person or entity, except pursuant to effective nondisclosure agreements, and Seller has taken commercially reasonable measures to prevent disclosure of such source code.

                  n. The Software Technology and Hardware Technology are fully eligible for protection under applicable copyright law and have not been forfeited to the public domain.

                  o. Seller is acquiring the Securities (as defined in Section 8.1) as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof. Seller is acquiring the Securities hereunder in the ordinary course of its business. Seller does not have any agreement or understanding, directly or indirectly, with any person to distribute the Securities.

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                  p. At the time Seller was offered the Securities, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Seller has not been formed solely for the purpose of acquiring the Securities.

                  q. Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Seller has a preexisting personal or business relationship with Buyer or any of its officers, directors or controlling persons, or by reason of Seller's business or financial experience has such knowledge and experience in financial and business matters that Seller is capable protecting its own interests in connection with this investment.

                  r. Seller is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  s. Seller acknowledges that it has received and reviewed Buyer's Form 10-KSB for the Fiscal Year ended August 31, 2003.

                  t. Seller is not acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  u. Seller understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and Buyer will rely upon the accuracy and truthfulness of, the foregoing representations and Seller hereby consents to such reliance.

         5.       REPRESENTATIONS AND WARRANTIES OF BUYER

                  a. Buyer represents and warrants to Seller that it is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and it has the corporate power and is authorized under its Articles of Incorporation and its Bylaws to carry on its business as now conducted;

                  b. Buyer represents and warrants to Seller that it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder;

                  c. Buyer represents and warrants to Seller that the execution of this Agreement will not result in any violation or default of or conflict with: (i) Buyer's Articles of Incorporation or Bylaws; (ii) the provisions of any other agreement to which it is a party or to which it is bound; or (iii) any law, judgment, or regulation of any governmental authority; and

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                  d. Buyer represents and warrants to Seller that there are no persons who are entitled to any notice of the transaction contemplated hereunder or whose consent is required for the consummation of the transaction contemplated hereunder.

         6.       WARRANTY

                           In addition to Seller's representations and warraties
contained in Section 4:

                  a. Seller represents and warrants to Buyer that the Software Technology and Hardware Technology provided by Seller to Buyer conform in all material respects to the functional specifications set forth in Exhibit B.

                  b. Among the remedies available to Buyer at law or in equity for breach of the foregoing warranties, Buyer can require Seller to correct any material nonconformance to such specifications within ten (10) days of Seller receiving notice from Buyer.

         7.       CONFIDENTIALITY

                  a. Seller shall hold in confidence and not at any time disclose (except on a confidential basis to their employees who need to know and who have signed a confidentiality agreement) all Proprietary Information received from Buyer in the same manner and to the same extent as it holds in confidence its own Proprietary Information (but in no event shall Seller use less than a reasonable degree of care), and shall not use any such Proprietary Information except for the purposes contemplated by this Agreement. As used in this Agreement, "Proprietary Information" shall mean all confidential and proprietary information, including but without limitation, components, drawings, data, plans, programs, specifications, techniques, processes, algorithms, inventions or other information or material owned, possessed or used by Buyer which is at any time so designated by such party in writing, whether by letter or by the use of a proprietary stamp or legend, prior to the time any such Proprietary Information is disclosed Seller, or which, under the circumstances surrounding disclosure, should reasonably be considered by Seller to be confidential. In addition, information which is orally disclosed to the other party shall constitute Proprietary Information if identified as such at such time to be confidential (or which, under the circumstances surrounding disclosure, should reasonably be considered by Seller). "Proprietary Information" includes "trade secrets" as defined in Uniform Trade Secrets Act, if any, as adopted in the applicable jurisdiction. Proprietary Information may take the form of documentation, drawings, specifications, software, technical or engineering data, and other forms, and may be communicated orally, in writing, by electronic or magnetic media, by visual observation and by other means.

                  b. Seller shall take all reasonable steps to safeguard the Software Technology and Hardware Technology so as to insure that no unauthorized person shall have access to them, and that no persons authorized to have access shall make any unauthorized copy. Seller shall promptly report to Buyer any unauthorized disclosure or any use of the Software Technology or Hardware Technology of which it becomes aware and shall take such further steps as reasonably may be requested by Buyer to prevent unauthorized use thereof.

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                  c. Notwithstanding the obligations herein, the obligations herein shall not be applicable to information which: (i) was in the possession of the receiving party free of any obligation of confidence or was in the public domain at the time the furnishing party communicated it to the receiving party, through no fault of the receiving party; (ii) was rightfully communicated to the receiving party free of any obligation of confidence or entered the public domain subsequent to the time the furnishing party communicated it to the receiving party, through no fault of the receiving party; (iii) was developed by employees or agents of the receiving party independently and without knowledge of, or access to, any information which the furnishing party has disclosed in confidence to the receiving party or to any third party, provided that the receiving party shall have the burden of so establishing; (iv) is released from confidential treatment by written consent of the disclosing party; (v) is disclosed to the receiving party by a third party with the legal right to do so; or (vi) is required to be disclosed pursuant to any legal proceeding.

         8.       PAYMENT

                  a. In consideration of the acquisition of all of the rights and assets which make up the Software Technology and Hardware Technology acquired pursuant to this Agreement, Buyer shall issue to Seller thirty-five thousand (35,000) shares of Simulations Plus, Inc. restricted common stock (the "Securities").

                  b. In consideration of the ongoing Support (as described in Sections 10.2 and 10.3), Buyer shall pay to Seller a royalty (the "Royalty") of XXX [Confidentiality requested] dollars (U.S.$XXX [Confidentiality requested]) for each copy of the Say-it! SAM speech output software sold, exclusive of dealer demo units and units provided to assistive technology evaluation centers at less than 80% of the customary retail price. The Royalty will be computed on the calendar quarter basis, with the Royalty for each quarter payable in full not later than 45 days following the close of that quarter. Subject to the following, the Royalty shall be paid until such time, if any, as the Royalty is terminated as provided in Section 13. Nothing herein shall require Buyer to use any efforts to sell the Say-it! SAM speech output software sold, and Seller expressly acknowledges that Buyer may cease selling the Say-it! SAM speech output software at any time. Buyer disclaims that any level of sales will be achieved or that any amount of Royalty will be payable by Buyer to Seller at any time.

         9.       RECORDS AND AUDIT

                  Buyer shall maintain complete and accurate records relating to the net revenues received by Buyer for the Software Technology and Hardware Technology. Such records shall include information sufficient to determine the royalties due to Seller. Buyer agrees to allow Seller's certified public accountants to audit Buyer's records pertaining to the Software Technology and Hardware Technology and verify the accuracy of the royalties due to Seller. Any such audit shall be permitted by Buyer within twenty (20) days of Buyer's receipt of Seller's written request to audit. Such audit shall be conducted during normal business hours at a time mutually agreed upon by Buyer and Seller. Buyer's accounting information shall be kept confidential by the auditors, and Buyer may require that Seller's accountants enter into a written confidentiality agreement reasonably acceptable to Buyer. Such audits will not exceed one (1)


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per twelve (12) month period. In the event that Buyer does not agree with the results of the audit performed by Seller's certified public accountant, then Seller and Buyer will mutually choose an independent third party certified public accountant who will audit Buyer's records relating to the net revenues received by Buyer. The determination of that third party certified public accountant shall be conclusive and binding upon the Seller and the Buyer. If it is determined that there was no underpayment by the Buyer of the Royalty for the period subject to the audit, the Seller shall bear the entire expense of its certified public accountant and, if applicable, the Buyer's certified public accountant and the third party certified public accountant. If it is determined that there was an underpayment of the Royalty for the period subject to the audit but that the underpayment was equal to or less than five percent (5%) of the total Royalty which should have been paid for such period, then each party shall be responsible for the cost of its own certified public accountant and the cost of the third party certified public accountant shall be borne in equal shares by the Seller and the Buyer. If it is determined that there was an underpayment of the Royalty for the period subject to the audit and if such underpayment was more than five percent (5%) of the total Royalty which should have been paid for such period, then the Buyer shall be responsible for the cost of its certified public accountant, the Seller's certified public accountant, and, if applicable, the third party certified public accountant.


         10.      DELIVERY, INSTALLATION AND SUPPORT

                  a. Technical Support. Seller will deliver and provide installation instructions for the Software Technology and Hardware Technology with the program documentation at a time mutually agreed upon by the parties. Seller will provide ongoing technical support to Buyer relating to the development of the Software Technology and Hardware Technology for a period of five (5) years following the date of this Agreement.

                  b. Seller Maintenance Support. Seller agrees to provide maintenance Support and enhancements for the Software Technology and Hardware Technology. All revisions, updates, maintenance and Support of the Software Technology and Hardware Technology shall be provided to Buyer when such products or services are available. All such revisions, updates, maintenance and Support shall be the property of Buyer, and Seller hereby assigns to Buyer all of its interest, if any, in such revisions, updates, maintenance and Support. Without limiting the generality of the foregoing, Seller agrees that Buyer shall be the copyright owner of all copyrightable works of every kind and description (hereinafter collectively referred to as "Works of Authorship") created, authored, or developed by Seller during the course of its performance of its obligations under Sections 10.1 and 10.2. Seller acknowledges that all Works of Authorship created at the direction of or for Buyer, or relate to in any way to the Purchased Assets (or the development thereof), are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., ss.101). To the extent that any such Works of Authorship are deemed not to fall within the statutory definition of "works made for hire," Seller agrees and hereby does assign all of its right, title and interest in and to the copyright, and related intellectual property rights in such Works of Authorship. Seller hereby irrevocably and forever waives, and agrees never to assert, any Moral Rights in or to the Works of Authorship which Seller may now have or which may accrue to Seller's benefit under U.S. or foreign copyright laws and any and all other residual rights and benefits which arise under any other applicable law now in force or hereafter enacted. The term "Moral Rights" shall mean any and all rights of paternity or integrity of the Works of Authorship and the right to object to any modification, translation or use of the Works of Authorship, and any similar rights existing under the judicial or statutory law of any country in the world or under any treaty, regardless of whether or not such right is denominated or referred to as a moral right.

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                    10.3 Marketing and Consulting Services. (a) Seller will
provide reasonable assistance at mutually agreeable times and places in creating worldwide visibility at national and international symposia and one-on-one visibility with leaders within the field of augmentative communication and assistive technology. Seller will provide engineering after-market support, consulting and other related services to Buyer at mutually agreeable times.

                    10.4 Expense Reimbursement. Buyer will reimburse Seller for all out-of-pocket expenses reasonably incurred by Seller, and approved in advance by Buyer, in providing the marketing support and consulting services described in Section 10.3.

         11.      INJUNCTIVE RELIEF

                  Seller agrees that in the event of a breach of this Agreement as a result of the unauthorized use of the Software Technology, Hardware Technology or dissemination of information regarding the Software Technology and Hardware Technology, including disclosure of Proprietary Information, Seller shall be irreparably injured and shall be without an adequate remedy at law. Therefore, in the event of such a breach, or threatened or attempted breach of any of the provisions hereof, Buyer shall be entitled to enforce the provisions of this Agreement and shall be entitled, in addition to any other remedies which are available to it at law or in equity, if any, to a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Agreement, without the necessity of showing actual or threatened harm and without being required to furnish a bond or other security.


         12.      Section 12. ASSIGNMENT

                  Seller shall not have the right to assign this Agreement without the prior written consent of Buyer, which consent may be given or withheld in Buyer's sole discretion. Buyer shall have the unrestricted right to assign this Agreement, in whole or in part. When assigned as permitted herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties hereto.

         13.      TERMINATION

                  Seller's right to receive the Royalty and Seller's agreement to perform its obligations set forth in Sections 10.1, 10.2 and 10.3, may be terminated by Buyer upon written notice to Seller in accordance with the following:

                           i. if Seller breaches this Agreement and such breach
continues for a period of 10 days following written notice from Buyer to Seller;

                           ii. immediately upon the death or legal incapacity of
Patrick Jen; or

                           iii. immediately if Seller breaches Section 7.

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         14.      INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  a.       Indemnifciation

                           i. Seller will indemnify, defend, and hold harmless
Buyer from any and all claims, actions, liabilities, damages, costs, and expenses, including reasonable attorneys' fees and expenses, that Buyer may ever suffer or incur as the result of (a) the material breach or inaccuracy of any material representation or warranty made herein by Seller, (b) the failure or refusal of Seller to comply with any of its obligations hereunder, or (c) any claim based upon or arising out of any liability or obligation, contracted or otherwise, of Seller in connection with the Purchased Assets.

                           ii. Seller will indemnify, defend, and hold harmless
Buyer from any and all claims, actions, liabilities, damages, costs, and expenses, including reasonable attorneys' fees and expenses, arising out of any third-party claims of infringement of any patents, copyrights, licenses, trademarks, service marks, or any other property right.

                           iii. Seller will defend, indemnify, and save Buyer
harmless from any money judgement, costs, and attorneys' fees awarded or in settlement to the extent such are due to a claim that the Purchased Assets as provided by Seller infringe an intellectual property right, copyright or trade secret right of any third party.

                           iv. Seller shall indemnify Buyer against all
liability, loss, damage, and expense (including but not limited to, reasonable attorneys' fees and costs) resulting from injury or death of any person, or loss of or damage to tangible real or tangible personal property, to the extent that such liability, loss, damage, or expense was proximately caused by Seller's negligent act or omission, or willful act or omission, or those of its agents, employees, or subcontractors, in connection with the provision or use of the Purchased Assets.

                  b. The representation and warranties of Seller contained herein shall survive until the expiration of the applicable statute of limitations.

         15.      FURTHER ASSURANCES

                  At any time and from time to time after the date hereof, at Buyer's request and without further consideration, Seller shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably deem necessary or desirable in order more effectively to convey to Buyer, and to confirm Buyer's title to, all of the Purchased Assets, to put Buyer in actual possession and operating control thereof and to assist Buyer in exercising all rights with respect thereto.

         16.      REFORMATION, SEVERABILITY AND SURVIVAL

                  The provisions of this Agreement have been negotiated by sophisticated parties with equal bargaining power and the parties agree that such provisions are fair, reasonable and necessary under the circumstances. The provisions set forth herein are intended as separate covenants and if any of these provisions should ever be adjudicated to exceed the limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum limitations permitted by applicable law. If any one of such provisions is declared invalid for any reason whatsoever, and if any one of such provisions cannot be reformed as aforesaid, such ruling shall not affect the validity of the remainder of the provisions. The other provisions shall remain in effect as if the provisions had been executed without the invalid provisions. The parties hereby declare that they intend that the remaining provisions continue to be effective without any that have been declared invalid and not reformed as aforesaid.


         17.      GOVERNING LAW AND VENUE

                  This Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the State of California, without regard to choice of law or conflicts of law principles. Each of the parties hereto recognizes and hereby irrevocably consents to the exclusive jurisdiction over it or him, as the case may be, of the Federal District Court for the Central District of California or the Superior Court of California, County of Los Angeles, in connection with any action or proceeding (whether it be for contract or tort, at law or in equity, or otherwise) arising out of or relating in any way to this Agreement, or any other document relating hereto or delivered in connection with the transactions contemplated hereby.


         18.      REPRESENTATION BY COUNSEL

                  Each party hereto represents and agrees with the others that it has been represented by, or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorneys, that to the extent, if any, that it desired, it availed itself of this right and opportunity, that each party is fully aware of the contents thereof and its meaning, intent and legal effect, and that its authorized officer is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

         19.      NOTICES

                  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been delivered three business days after having been mailed in a general or branch U.S. post office and enclosed in a registered or certified postpaid envelope; one business day after having been sent by overnight courier; when telecopied on a business day, or otherwise on the next succeeding business day thereafter; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses the parties may have fixed by notice as provided herein:


                To the Seller:                     Sam Communications, LLC
                                                   117 N. 4th Street #564
                                                   Las Vegas, NV 89101
                                                   Telephone (619) 804-2288
                                                   Facsimile (619) 789-5059

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

                To the Buyer:                      Simulations Plus, Inc.
                                                   1220 W. Avenue J
                                                   Lancaster, CA 93534
                                                   Attention: Walter S. Woltosz,
                                                       Chairman and CEO
                                                   Telephone (661) 723-7723
                                                   Facsimile (661) 723-5524

                With a copy to (not in lieu of notice to Buyer)

                                                   Jeffrey Berg, Esq.
                                                   Jenkens & Gilchrist, LLP
                                                   12100 Wilshire Blvd.
                                                   Suite 1500
                                                   Los Angeles, CA  90025
                                                   Telephone  (310) 820-8800
                                                   Facsimile  (310) 820-8859

         20.      FEES AND COSTS

                  Except as otherwise provided herein, in the event of any claim or controversy relating to this Agreement or the breach of this Agreement and any action or proceeding brought by Seller or Buyer against the other (whether it be for contract or tort, at law or in equity, or otherwise) the substantially prevailing party in such action or proceeding will be entitled to recover from the other its reasonable costs and expenses incurred in taking or defending such action or proceeding, including the appeal of such action, and including reasonable fees of attorneys and other technical advisors.


         21.      CAPTIONS

                  The captions used in this Agreement are solely for the convenience of the parties hereto and such captions do not constitute a part of this Agreement.

         22.      COUNTERPARTS

                  This Agreement may be executed by the parties in two or more counterparts, each of which together shall constitute one and the same instrument.


         23.      ENTIRE AGREEMENT

                  a. This Agreement sets forth the entire agreement of the parties hereto with respect to the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, and no claimed amendment, modification, termination or waiver shall be binding unless in writing and signed by the party against whom or which such claimed amendment, modification, termination or waiver is sought to be enforced.

                  b. This Agreement merges and supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties hereto.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date shown above.

Seller:                                       Buyer:

SAM COMMUNICATIONS, LLC                       SIMULATIONS PLUS, INC.



By:   /S/ Patrick Jen                         By:  /S/ Walter Woltosz
    -----------------------------                --------------------
Name:     Patrick Jen                            Walter Woltosz, Chairman & CEO
Title:    President
      ---------------------------

Date:     December 23, 2003                   Date:       December 23, 2003
     ----------------------------                  ------------------------



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


                                    EXHIBIT A

                        SOFTWARE TECHNOLOGY MODIFICATIONS



The following modifications to the Software Technology will be made by Seller and are incorporated into the Software Technology purchased by Buyer:

1. Single switch scanning: The Software Technology will be modified by Seller to enable users to operate the speech output device by means of a single input switch closure, following industry standard methods for:

         Row-column interrupted and directed scanning

         Linear interrupted and directed scanning

         Group interrupted and directed scanning

2. Dedicated version: The Software Technology will be modified by Seller to enable operating the speech output device as a dedicated unit, unable to execute customary PDA functions, in accordance with requirements for funding by Medicare and state Medicaid programs.

3. Other platforms: The Software Technology will be modified by Seller to operate on Windows XP and Windows CE (Pocket PC) operating systems for larger computers, including, but not limited to, notebook computers, desktop computers, palmtop computers, and tablet computers. Changes to the software will include, for example, modifications to take advantage of the larger displays on such computers by allowing increased numbers of symbols per page.


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


                                    EXHIBIT B

                            FUNCTIONAL SPECIFICATION

PURPOSE

The purpose of the Say-it! SAM software is to provide speech output and other sounds through a device consisting of a computer platform running the Say-it! SAM software. The Say-it! SAM software provides the user with both text-to-speech and recorded speech output which can be selected by graphic symbols and/or text, using a variety of input methods. The computer platform can be a handheld, tablet, palmtop, notebook, desktop, or other computer, running Windows CE, PocketPC, Windows XP, or another operating system.

FUNCTIONS

In order to accomplish its purpose, the Say-it! SAM software performs the following general functions:

LAYOUTS, PAGES AND CELLS

         - Allows the user to select a screen display layout from a list. A layout is a set of one or more pages. A page consists of one or more cells. Multiple cells are arranged in rows and columns. Each cell is an area of the screen which may contain graphics (symbols, photographs, etc.), text, or both.

         - Provides a means for the user to select a cell on a page. The user can select a cell by touching a touch screen, or by other methods, such as scanning with one or more switches.

         - When a cell is selected, the device performs a programmable function specific to that cell. Selecting the cell can result in speaking a message on a voice synthesizer, playing a recorded sound file, jumping to another page, jump to an on-screen keyboard, or a combination of these and other programmable functions. Cells can also be used in series to build messages from simpler message elements.

         - Provides a textbox which displays spoken messages and other feedback to the user.

         - Provides a navigation bar whenever a page is shown, which contains a number of cells that implement commonly-used functions, such as speaking the contents of the textbox, clearing the textbox, jumping to the home page or another page, and opening the setup menus.

         - Allows the user to customize the look and feel of pages and cells with respect to color, borders, font style, positioning of graphics and letters, and other properties.

         - Provides for pages to be password-protected.

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

MEDIA

         - Manages voice synthesizer software, and speaks messages associated with selected cells or typing on a keyboard. Manages a list of alternative spellings for words which the voice synthesizer would mispronounce.

         - Manages voice and sound recordings, in .wav and other formats, and plays the recording associated with selecting cells.

         - Provides a silent mode, for displaying textbox messages instead of speaking them.

         - Manages libraries of symbols and photographs, in .gif, .jpg, .bmp and other formats, which can be placed on cells.

KEYBOARD AND TEXT

         - Provides an on-screen keyboard. The keyboard can be used by the user to create text messages, or can be used in the menus. Text messages can be created in the textbox from a combination of cell selections and keyboard selections.

         - Provides text-based word prediction based on the user's selections. Word prediction incorporates first-word prediction, next-word prediction, and word completion algorithms. The user can accept or ignore the predicted words.

         - Provides text-based abbreviations based on the user's selections.

         - Provides text-based phrase prediction based on the user's selections. The user can accept or reject the predicted phrases.

         - Provides text-based automatic insertion of punctuation.

 MENUS

         - Allows the user to build new layouts, or select from a list of layouts.

         - Allows the user to build new pages, or add pages to a layout from libraries of layouts.

         - Allows the user to create new cell contents, or place existing graphic and text content onto cells.

         - Allows the user to associate programmable functions with each cell.

         - Allows the user to backup and restore layouts.

         - Allows the user to manage lists of words, abbreviations, phrases, and alternative pronunciations.

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

         - Allows the user to customize the cell-selection process, such as the touch screen and single-switch parameters.

         - Allows the user to selectively turn on and off or fine-tune the various text features, such as word prediction, abbreviation expansion, phrase prediction, and automatic punctuation.

         - Allows the user to customize the programmable features of the computing device, such as the hardware buttons.

         - Provides for the user to be locked out from changing the layout or the menu settings.

UTILITIES

         - Provides a utility for installing and uninstalling the Say-it! SAM software on a computer platform. Also provides for updates to the Say-it! SAM software and media to be installed.

         - Provides a layout designer utility for designing and testing layouts on a secondary computer platform.

         - Provides a layout manager utility for synchronizing and transferring layouts between the primary and secondary platform.

         - Provides a utility for generating license key files. The license key file must be present on the computer platform in order for the Say-it! SAM software to execute. Each license key file is specific to one computer platform, and will not unlock the Say-it! SAM software on another computer platform.

         - Provides a limited-capability demonstration version


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


                                    EXHIBIT C

                        POSSUM CONTROLS, LTD DISTRIBUTION



In order to honor an agreement between Seller and Possum Controls, LTD ("Possum") of the United Kingdom, Buyer agrees to offer Possum an option ("Option") to purchase Say-it! SAM Communicator packages, less the PDA, for the existing Compaq iPAQ PDAs (3900, 5100, and 5500 series) for a period of two (2) years, at the following prices:

         For orders of less than 10 units, USD$XXX [Confidentiality requested], per unit

         For orders of 10 or more units, USD$XXX [Confidentiality requested], per unit

If Possum elects to accept the Option within 30 days, then Possum shall be granted exclusive distribution rights within the U.K. for a period of five (5) consecutive years, provided that reasonable sales goals, to be negotiated between Buyer and Possum with 60 days of acceptance and that said are maintained by Possum.






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